CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of a.k.a. Brands Holding Corp. of our report dated March 7, 2024 relating to the financial statements, which appears in a.k.a. Brands Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers
Melbourne, Australia
June 21, 2024